Exhibit 99.1

Pioneer Power’s Momentum Continues, Winning $7 Million in E-Bloc and Other Related Equipment Orders during August, Supporting Increased Growth Expectations for 2024

Additional Purchase Orders from a Variety of Customers for Diverse Use-Cases including Electric Vehicle Supercharging Stations, Demonstrating Broad-Based Adoption of Pioneer’s Unique Distributed Generation Solution

FORT LEE, N.J., September 5, 2023 /PRNewswire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer”, “Pioneer Power” or the “Company”), a leader in the design, manufacture, service, and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced that it has received purchase orders for $7 million during the month of August for its E-Bloc distributed generation solution and other related custom control and protection equipment.

The orders, which are from several customers and address a diverse set of verticals and use-cases, are scheduled for delivery starting in the second quarter of 2024 with the majority to be recognized in the second half of 2024. Use-cases include EV supercharging stations, electrical utility customers, and aerospace customers.

“The distributed generation trend is here, with more and more customers taking steps to provide energy resilience, especially in light of severe weather events, and to efficiently utilize renewable energy sources like solar and wind,” noted Nathan Mazurek, Pioneer Power’s Chairman and Chief Executive Officer. “Our E-Bloc solution addresses these business needs, ensuring a secure supply of electricity without exclusively relying on the grid. E-Bloc also enables our customers to achieve an improved carbon footprint through the use of renewable sources and energy storage to augment the utility grid. Finally, and importantly, E-Bloc helps customers more efficiently manage their energy costs through peak shaving and other strategies.”

“The growth we are seeing is broad-based, not isolated to a single customer or region, and from a diverse set of industry verticals,” added Mr. Mazurek. “This demand reinforces our confidence for another year of notable rapid revenue growth and operating leverage as we continue to build backlog for the full year and the second half of 2024.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on two customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock, (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, and (xiii) risks associated with litigation and claims, which could impact our financial results and condition.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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